SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  May 13, 2002


                                MARATHON BANCORP
              (Exact name of registrant as specified in its charter)

                                        95-3770539
                      CALIFORNIA          (I.R.S. Employer
       (State or other jurisdiction of     0-12510     Identification No.)
           incorporation or organization)     (Commission File Number)


                          11150 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064
       (Address and zip code of Registrant's principal executive offices)


                                 (310) 996-9100
               (Registrants telephone number, including area code)


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                    INFORMATION  TO  BE  INCLUDED  IN  THE  REPORT

ITEM  5.  OTHER  EVENTS.

        On May 14, 2002, the registrant, Marathon Bancorp, issued a joint press release with First Community Bancorp announcing the signing of a definitive agreement and plan of merger pursuant to which Marathon Bancorp will merge with and into First Community Bancorp, and Marathon National Bank, a wholly-owned subsidiary of Marathon Bancorp, will merge with Pacific Western National Bank, a wholly-owned subsidiary of First Community Bancorp. A copy of the press release is attached and incorporated herein as an Exhibit.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

         (a)     Financial  Statements  of  businesses  acquired.

     Not  applicable.

     (b)     Pro  forma  financial  information.

     Not  applicable.

     (c)     Exhibits

     Press  Release  dated  May  14,  2002.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                              MARATHON  BANCORP


May  14,  2002                         By:  /s/  CRAIG  D.  COLLETTE
                                                Craig  D.  Collette
                                                President  and  Chief
                                                Executive  Officer

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                                INDEX TO EXHIBITS

Item
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                                                       Page
                                                       ----
Press  Release  dated  May  14,  2002                  4


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             FIRST COMMUNITY BANCORP ANNOUNCES SIGNING OF DEFINITIVE
                      AGREEMENT TO ACQUIRE MARATHON BANCORP
Rancho Santa Fe, California, May 14, 2002 -- First Community Bancorp today announced the signing of a definitive agreement and plan of merger pursuant to which Marathon Bancorp will merge with and into First Community, and Marathon Bank, a wholly-owned subsidiary of Marathon Bancorp, will merge with Pacific Western National Bank, a wholly-owned subsidiary of First Community. Marathon is a $109 million-asset bank located on West Olympic Boulevard in Los Angeles.

Pursuant to the definitive agreement, each Marathon Bancorp shareholder shall have the right to elect to receive for each share of Marathon common stock either cash or common stock of First Community with a value that depends on the average price of First Community common stock over a fifteen-day averaging period ending on the third business day prior to the Marathon shareholders' meeting. If the price of First Community common stock is between $19.50 and $23.30 over the fifteen-day averaging period, Marathon shareholders will have the right to elect to receive, for each share of Marathon common stock they hold, either cash or common stock of First Community with a value of $4.80 (valued at the average price over the fifteen-day averaging period). If the price of First Community common stock over the fifteen-day averaging period is greater than or equal to $23.30 or less than or equal to $19.50, Marathon shareholders will have the right to elect to receive an amount in cash or common stock that will be greater than or less than $4.80 per share, respectively.

The definitive agreement provides that at least 50% of the consideration shall be in the form of First Community common stock. Based upon the closing price on May 13, 2002 of $25.10 per share for First Community's common stock, the total purchase price would be approximately $20.2 million. The transaction represents
1.69 times Marathon's book value at March 31, 2002, and 12.7 times Marathon's annualized first quarter earnings for 2002. The merger is subject to standard conditions, including the approval of Marathon's shareholders and bank regulatory agencies. The transaction is expected to close in the third quarter of 2002, at which time Marathon Bank will be merged into Pacific Western, with Pacific Western remaining as the surviving bank.

First Community Chairman of the Board John Eggemeyer commented, "We are excited about the opportunity to expand First Community's presence in West Los Angeles. The acquisition of Marathon Bancorp strengthens our presence in this market by adding one very large branch that lies directly between First Community's branches in Santa Monica and Beverly Hills."

First Community President and Chief Executive Officer Matt Wagner added, "We are very pleased to announce this union between First Community and Marathon Bancorp. Marathon has an excellent mix of both deposits and loans, and its location is a perfect fit with First Community's existing Los Angeles franchise. Furthermore, we expect this transaction to be accretive to earnings in 2003."

Marathon President and Chief Executive Officer Craig Collette added, "Combining with First Community will enable us to offer Marathon's customers access to an expanded menu of banking and investment products. We look forward to working with First Community on this business combination."

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First  Community  also  has  pending mergers based upon definitive agreements to acquire all of the outstanding common stock of both First National Bank of San Diego and Upland Bank. First National Bank of San Diego is a $714 million-asset
bank  with  seven  branches  in  San  Diego County.   Pursuant to the definitive
agreement, each First National shareholder shall have the right to elect to receive for each share of First National common stock or First National preferred stock either $10.00 in cash or .5008 of a share of First Community common stock. The definitive agreement provides that at least and no more than 45% of the total consideration shall be in the form of First Community common stock. The merger is subject to standard conditions, including the approval of First National's shareholders and bank regulatory agencies. The transaction is expected to close in the third quarter of 2002, at which time First National will be merged into Rancho Santa Fe National Bank. The surviving bank will operate under the name of First National Bank.

Upland is a $108 million-asset bank with branches in Upland and Chino. Pursuant to the definitive agreement with Upland, each Upland shareholder shall have the right to elect to receive for each share of Upland common stock either $11.73 in cash or .5034 of a share of First Community common stock. The definitive agreement provides that at least 45% of the consideration shall be in the form of First Community common stock. The merger is subject to standard conditions, including the approval of Upland's shareholders and bank regulatory agencies. The transaction is expected to close in the third quarter of 2002, at which time Upland will be merged into Pacific Western, with Pacific Western remaining as the surviving bank.

After completing the pending acquisitions and the ensuing combination of bank charters, First Community will have two wholly-owned banking subsidiaries, First National Bank with fifteen branches in San Diego County, and Pacific Western Bank with nineteen branches in Los Angeles, Orange, Riverside and San Bernardino Counties. Total assets of the organization are estimated to be approximately $2.2 billion on a pro forma basis.

Forward-Looking  Statements
This press release includes forward-looking statements that involve inherent risks and uncertainties. First Community Bancorp and Marathon Bancorp caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas in which First Community Bancorp and Marathon Bancorp operate, inflation, deflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating the operations of First Community Bank of the Desert, First Professional Bank, N. A., First Charter Bank, N. A., Pacific Western National Bank, Capital Bank of North County, Upland Bank, First National Bank and Marathon Bancorp.

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REGISTRATION  STATEMENT

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT-PROSPECTUSES REGARDING THE BUSINESS COMBINATION TRANSACTIONS REFERRED TO IN THIS PRESS RELEASE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT-PROSPECTUSES WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY FIRST COMMUNITY BANCORP. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THE REGISTRATION STATEMENTS AND PROXY STATEMENT-PROSPECTUSES (WHEN THEY ARE AVAILABLE) AND OTHER DOCUMENTS FILED BY FIRST COMMUNITY BANCORP WITH THE COMMISSION AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV. THE REGISTRATION STATEMENTS AND PROXY STATEMENT-PROSPECTUSES MAY ALSO BE OBTAINED FOR FREE FROM FIRST COMMUNITY BANCORP BY DIRECTING A REQUEST
TO: PACIFIC WESTERN BANK, 275 N. BREA BOULEVARD, BREA, CA 92821. ATTENTION: LYNN HOPKINS. TELEPHONE: 714-674-5330.
FIRST COMMUNITY BANCORP'S EXECUTIVE OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FIRST COMMUNITY BANCORP IN CONNECTION WITH THE FIRST NATIONAL BANK BUSINESS COMBINATION. INFORMATION CONCERNING THE IDENTITY OF THE PARTICIPANTS IN THE
SOLICITATION OF PROXIES BY FIRST COMMUNITY BANCORP'S EXECUTIVE OFFICERS AND DIRECTORS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, MAY BE OBTAINED FROM THE SECRETARY OF FIRST COMMUNITY BANCORP AT THE ADDRESS LISTED ABOVE. INFORMATION CONCERNING THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION OF PROXIES BY MARATHON BANCORP'S EXECUTIVE OFFICERS AND DIRECTORS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, MAY BE OBTAINED FROM THE SECRETARY OF MARATHON BANCORP AT: MARATHON BANCORP, 11150 WEST OLYMPIC BOULEVARD, LOS ANGELES, CA 90064. INVESTORS AND SECURITY HOLDERS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF FIRST COMMUNITY BANCORP'S EXECUTIVE OFFICERS AND DIRECTORS AND MARATHON'S EXECUTIVE OFFICERS AND DIRECTORS IN THE BUSINESS COMBINATION TRANSACTION BY READING THE JOINT PROXY STATEMENT-PROSPECTUS FILED WITH THE SEC WHEN IT BECOMES AVAILABLE.

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